Exhibit 5
February 4, 2011
Ferro Corporation
1000 Lakeside Avenue
Cleveland, Ohio 44114
Ladies and Gentlemen:
     We have acted as counsel to Ferro Corporation, an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) being filed on the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 5,000,000 shares of Common Stock, $1.00 par value, of the Company (the “Shares”) for issuance under and pursuant to the 2010 Long-Term Incentive Plan (the “Plan”).
     We have examined the Articles of Incorporation and Code of Regulations of the Company, each as amended and restated to date, the Registration Statement and such other documents and records of corporate proceedings relating to the Company as we have deemed relevant or necessary for the purposes of this opinion.
     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.
     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.
     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Ohio and the federal laws of the United States of America.
     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.
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February 4, 2011

     Based on the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.
Sincerely,

/s/ Baker & Hostetler LLP